Exhibit 99.1

[DHB LOGO GOES HERE]

                         NEWS FROM DHB INDUSTRIES INC.
  555 Westbury Avenue * Carle Place, NY 11514 * T:516/997-1155 * F516/997-1144
                             WWW.DHBINDUSTRIES.COM


Contact Information:      For Investors:                 Company Contact:
                          Robert B. Prag, President      Dawn M. Schlegel, CFO

                          The Del Mar Consulting         DHB Industries Inc.
                          Group, Inc.
                          858/794-9500                   516/997-1155
FOR IMMEDIATE RELEASE     BPRAG@DELMARCONSULTING.COM     DSCHLEGEL@DHBT.COM


            DHB INDUSTRIES REPORTS BEST QUARTER IN COMPANY'S HISTORY

  - COMPANY POSTS RECORD REVENUES OF $46.1 MILLION; RECORD OPERATING INCOME OF
                                 $7.2 MILLION -
           - SECOND QUARTER REVENUES EXPECTED TO EXCEED $46 MILLION -

CARLE PLACE, NY - (April 30, 2003) DHB INDUSTRIES INC. (AMEX: DHB), announced today that for the first quarter ended March 31, 2003, the Company achieved an all-time high in total revenue, operating income, and EBITDA. Given continued strong demand across all customer segments, second quarter revenue is expected to exceed $46 million.

For the first quarter of 2003, DHB reported record revenues of $46,153,248, an increase of 37% over the $33,635,519 of revenues for the first quarter of 2002. This marks the 13th consecutive quarter of increases in quarter-over-quarter revenue. Operating income increased 37% to a record $7,174,723 as compared to $5,225,861 in the first quarter of 2002. Income available to common stockholders rose to a FULLY TAXED $4,928,781, or $0.12 per diluted share, from an UNTAXED $4,757,688, or $0.11 per diluted share, in the prior-year first quarter. First quarter 2003 tax rate was 34% as compared to a 1% tax rate for the first quarter 2002.

EBITDA was a record $8,059,735 for the first quarter 2003, an increase of 50% as compared to $5,386,179 for the first quarter 2002. SG&A expenses for the first quarter of 2003 were $5,793,083, or 12.6% of revenues, unchanged from the same 12.6% of revenue, or $4,227,661, for the first quarter 2002. Included in the three months ended March 31, 2003 is income of $487,980, net of taxes, for the settlement of a lawsuit with its insurance agent. Stockholder equity rose to $36,271,605 at the end of the first quarter of 2003 as compared to $31,344,936 at the end of the first quarter of 2002.

Commenting on the results, Dawn M. Schlegel, Chief Financial Officer at DHB Industries Inc., stated, "The Company's first quarter revenues, and the prospects for strong revenue growth in the second quarter, reflect the high demand for our products across all sectors. In addition to robust revenue growth, the first quarter's strong operating performance was significantly improved by successful management of expenses as reflected in first quarter SG&A expenses at 12.6% of revenues as compared to 22.4% of revenues in the fourth quarter of 2002."

David H. Brooks, Chairman of the Board of DHB Industries Inc. stated, "Our record breaking performance reinforces DHB's continued leadership and dominance in the protective body armor industry. We recently completed the staffing and integration of an additional 51,000 square foot manufacturing facility, bringing our total manufacturing footprint to approximately 200,000 square feet. We can now begin to optimize our production processes and operating efficiencies while continuing to execute our cost containment strategies."

DHB Industries Inc.
April 30, 2003
Page 2 of 4

Mr. Brooks continued, "We have the right combination of philosophy, team, brands, distribution and financial strength to continue achieving new milestones. The future for DHB, its employees and its shareholders appears excellent."

DHB announced earlier this month that its wholly-owned subsidiary, Point Blank Body Armor, Inc., had received more than $85 million in delivery orders from several branches of the U.S. Department of Defense for body armor, including its "Interceptor" Outer Tactical Vest (OTV). U.S. Armed Forces are wearing Point Blank Body Armor's Interceptor OTV, which has been credited with saving the lives of many Americans during the War in Iraq and Operation Anaconda in Afghanistan. Point Blank Body Armor has been, and is, the sole supplier of Interceptor.

CONFERENCE CALL:

DHB will discuss its results during a conference call to be broadcast live over the Internet starting at 4:30 p.m. eastern standard time.

Conference call particulars are as follows:
     o  Date - Wednesday, April 30, 2003
     o  Time - 4:30 p.m. eastern standard time/1:30 p.m. pacific standard time
     o  Dial in number - (800) 756-4697
     o  Live Internet broadcast -can be accessed at HTTP://WWW.DHBINDUSTRIES.COM

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.


ABOUT DHB INDUSTRIES INC.

DHB Industries Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. and Protective Apparel Corporation of America (PACA) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

DHB maintains facilities in Carle Place, NY, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Alexandria, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***

DHB Industries Inc.
April 30, 2003
Page 3 of 4


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)

                                                                  For the Three Months Ended
                                                                            March 31,
                                                                    2003              2002
                                                                   _______         _______
Net sales                                                          $46,153         $33,636

        (i)      COST OF GOODS SOLD                                 33,185          24,182
                                                                   _______         _______

Gross profit                                                        12,968           9,454

Selling, general and administrative expenses                         5,793           4,228
                                                                   _______         _______

Income before other income (expense)                                 7,175           5,226
                                                                   _______         _______

Other income (expense)
Interest expense                                                      (329)           (464)
Proceeds from settlement                                               739              --
Other income                                                            13              23
                                                                   _______         _______
Total other income (expense)                                           423            (441)
                                                                   _______         _______

Income from continuing operations before income taxes                7,598           4,785

Income taxes                                                         2,579              27
                                                                   _______         _______

Net income                                                           5,019           4,758

Dividend - preferred stock                                             (90)             --
                                                                   _______         _______

Income available to common stockholders                             $4,929          $4,758
                                                                   =======         =======

Earnings per common share:
Basic shares                                                         $0.12           $0.15
                                                                   =======         =======
Diluted shares                                                       $0.12           $0.11
                                                                   =======         =======

Weighted average shares outstanding:
Basic shares                                                    40,413,746      31,486,391
Effect of convertible preferred                                    500,000         422,222
Warrants                                                         1,871,742       9,814,290
                                                                __________      __________
Diluted shares                                                  42,785,488      41,722,903
                                                                ==========      ==========

                         *** BALANCE SHEET TO FOLLOW***

DHB Industries Inc.
April 30, 2003
Page 4 of 4

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)

                                                                      March 31,   December 31,
                                                                           2003           2002
ASSETS                                                               (Unaudited)
______                                                                     ____           ____
Current assets
Cash and cash equivalents                                                  $111           $393
Accounts receivable, less allowance for doubtful
accounts of $1,070 and $1,070, respectively                              31,822         22,904
Inventories                                                              41,833         33,360
Deferred income tax assets                                                  784          3,319
Prepaid expenses and other current assets                                 1,091            971
                                                                        _______        _______
Total current assets                                                     75,641         60,947
                                                                        _______        _______

Property and equipment, net                                               1,879          1,620
                                                                        _______        _______

Other assets
Other investment                                                            942            942
Deferred income tax assets                                                1,402          1,402
Deposits and other assets                                                   494            460
                                                                        _______        _______
Total other assets                                                        2,838          2,804
                                                                        _______        _______
Total assets                                                            $80,358        $65,371
                                                                        =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable                                                         $7,688         $5,368
Accrued expenses and other current liabilities                            2,622          2,454
Capital lease obligation                                                     13             --
                                                                        _______        _______
Total current liabilities                                                10,323          7,822
                                                                        _______        _______

Long term liabilities
Notes payable-bank                                                       31,883         24,354
Note payable - stockholder                                                1,500          1,500
Other liabilities                                                           380            350
                                                                        _______        _______
Total long term liabilities                                              33,763         26,204

Total liabilities                                                        44,086         34,026
                                                                        _______        _______

COMMITMENTS AND CONTINGENCIES

Stockholders' equity
Convertible preferred stock                                                   1              1
Common stock                                                                 40             40
Additional paid in capital                                               34,792         34,792
Other comprehensive loss                                                    (43)           (41)
 Retained earnings (accumulated deficit)                                  1,482         (3,447)
                                                                        _______        _______
Total stockholders' equity                                               36,272         31,345
                                                                        _______        _______
Total liabilities and stockholders' equity                              $80,358        $65,371
                                                                        =======        =======